Exhibit 10.7

                               Consent of Counsel

To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (File No. 33-5033) filed by the Phoenix Edge Series Fund with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

                                Very truly yours,


Dated September 1, 2000         /s/ Edwin L. Kerr
                                ----------------------------
                                Edwin L. Kerr, Counsel
                                The Phoenix Edge Series Fund